UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 14, 2016

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 14, 2016, Insperity, Inc. entered into Amendment No. 4 (the “Amendment”) to that certain Credit Agreement dated as of September 15, 2011 between Insperity, Inc., ZB, N.A. dba Amegy Bank (successor in interest by merger), as agent, and the other lenders (as previously amended, the “Credit Agreement”). The Amendment amends the Credit Agreement to, among other things, (a) increase the aggregate principal amount that we may borrow under the credit facility from $125 million to $200 million; and (b) increase the aggregate principal amount to which the credit facility may be increased, subject to certain conditions, from $175 million to $250 million. The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such Amendment, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

99.1 – Amendment No. 4 to the Credit Agreement dated March 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:     /s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President, Legal
General Counsel and Secretary

Date: March 14, 2016

EXHIBIT INDEX

Exhibit No.    Description
99.1        Amendment No. 4 to the Credit Agreement dated March 14, 2016.